Exhibit 23.1





                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       August 4, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of August 4, 2002 accompanying the audited financial statements of Domain Registration, Corp., as of June 30, 2003 and December 31, 2002, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE


Kyle L. Tingle, CPA, LLC


P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.